 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24487	77-0322161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

955 East Arques Avenue
Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

____________________
(408) 530-5000
(Registrant’s telephone number, including area code)

____________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously announced, MIPS Technologies, Inc. (“MIPS”) entered into an Agreement and Plan of Merger dated as of  November 5, 2012, by and among MIPS, Imagination Technologies Group plc (LSE: IMG) (“Imagination”) and Imagination Acquisition Sub, Inc. as amended by Amendment No. 1 to the Agreement and Plan of Merger on December 9, 2012, and as further amended by Amendment No. 2 to the Agreement and Plan of Merger on December 16, 2012 (the “Merger Agreement”).  As previously announced, as condition precedent to the closing under the Merger Agreement, MIPS will distribute all proceeds from the previously announced patent sale transaction and all of MIPS’ cash on hand, less $99,700,000, in the form of a recapitalization via an amendment to MIPS’ certificate of incorporation (the “Recapitalization”).

On February 5, 2013, MIPS announced that (i)  pursuant to the Recapitalization each outstanding share of MIPS common stock will be converted into $6.21 in cash and 0.226276 shares of MIPS' common stock and (ii) following the consummation of the previously announced patent sale transaction with Bridge Crossing, LLC, the Recapitalization and the acquisition of MIPS by Imagination (in which each share of MIPS’ common stock, after giving effect to the patent sale and Recapitalization, will receive merger consideration equal to $1.80 per share), MIPS stockholders will receive aggregate net proceeds of $8.01 per share pursuant to such transactions.

A copy of the press release issued by MIPS on February 5, 2013 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Additional Information and Where You Can Find It

This communication may be deemed to be solicitation material in respect of  the proposed transaction between MIPS and Imagination Technologies.  In connection with the proposed transaction, MIPS has filed a definitive proxy statement and other relevant materials with the SEC. The proxy statement and other relevant materials, and any other documents to be filed by MIPS with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from MIPS’ website at www.mips.com or by contacting MIPS Investor Relations at: ir@mips.com. Investors and security holders of MIPS are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the proposed transactions because they will contain important information about the transactions and the parties to the transactions.

MIPS and its executive officers, directors, other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from MIPS’ stockholders in favor of the proposed transactions. A list of the names of MIPS’ executive officers and directors and a description of their respective interests in MIPS are set forth in the definitive proxy statement for MIPS’ 2012 Annual Meeting of Stockholders, MIPS’ 2012 Annual Report on Form 10-K and Amendment No. 1 and Amendment No. 2 thereto, in any documents subsequently filed by its directors and executive officers under the Securities Exchange Act of 1934, as amended, and other relevant materials filed with the SEC in connection with the transactions when they become available. Certain executive officers and directors of MIPS have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transactions are described in the definitive proxy statement relating to the transactions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by MIPS Technologies, Inc. on February 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIPS Technologies, Inc.

By:	/s/ William Slater
William Slater Chief Financial Officer and Treasurer

Date: February 5, 2013

EXHIBITS

Exhibit Number	Description
99.1	Press release issued by MIPS Technologies, Inc. on February 5, 2013.